Exhibit 10.3
BlueLinx Holdings Inc. Restricted Stock Unit Agreement For Executives and Employees Pursuant To The 2006 Long-Term Equity Incentive Plan

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of __________, 20__ (the “Date of Grant”), by and between BlueLinx Holdings Inc., a Delaware corporation (the “Company”), and ______________ (the “Participant”).
Recitals
A.    The Company desires to provide the Participant with restricted stock units (“Units”) of the Company to carry out the purposes of the Company’s 2006 Long-Term Equity Incentive Plan, as may be amended from time to time (the “Plan”), a copy of which has been made available to the Participant and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement.
B.    The Plan provides that each grant under the Plan is to be evidenced by a written agreement setting forth the terms and conditions of the grant.
C.     All terms used herein that are defined in the Plan have the same meaning given them in the Plan.
ACCORDINGLY, in consideration of the promises and of the mutual covenants and agreements contained herein, the Company and the Participant hereby agree as follows:
1.Grant of Restricted Stock Units. Subject to the terms and provisions of this Agreement and the Plan, the Company granted to the Participant as of the Date of Grant _____________ (_____________) Units, each Unit corresponding to one share of the common stock, no par value, of the Company (a “Share”). Each Unit represents an unsecured promise of the Company to deliver, and the right of the Participant to receive, a Share at the time and on the terms and conditions set forth herein. As a holder of Units, the Participant has only the right of a general unsecured creditor of the Company. The grant of Units is subject to the following terms and conditions.
2.    Vesting of Units. Subject to Section 4 below, the Units shall vest in accordance with this Section 2.
(a)    Time Vesting. Subject to Section 2(b) below, the Units shall vest ____________________________ (such date(s), and the vesting date under Section 2(b) below, the “Vesting Dates”), provided the Participant has remained continuously employed with the Company or any Subsidiary or Affiliate of the Company from the Date of Grant until each Vesting Date.
(b)    Death or Disability. In the event of the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates on account of the

Participant’s death or Disability, the Participant shall become fully vested in all of the outstanding Units, to the extent not fully vested previously, provided the Participant has remained continuously employed with the Company or any Subsidiary or Affiliate of the Company from the Date of Grant until the Participant’s death or Disability. For purposes of this Agreement, Disability shall have the same meaning as provided in the Company’s long-term disability plan.
Notwithstanding any provision in this Agreement or the Plan to the contrary, Units shall only become vested in the event of a Change in Control (or any other event determined by the Committee), if the Committee, in its sole discretion, elects to vest the Units or any portion thereof.

3.    Settlement of Units. As soon as reasonably practicable (and within thirty (30) days) after the applicable Vesting Date, the Company shall issue to the Participant one Share for each Unit that has become vested under Section 2 above, subject to the terms of this Section 3 and Section 4 below. Notwithstanding the foregoing, in lieu of delivery of Shares, the Committee may, in its sole and absolute discretion, direct the Company to pay to the Participant cash in an amount equal to the Fair Market Value of the Share or Shares that would otherwise be delivered to the Participant. As a condition to the settlement of Units or any portion thereof, the Participant shall be required to pay any required withholding taxes attributable to settlement of the Units in cash or cash equivalent acceptable to the Committee (unless the Committee permits payment of any required withholding taxes by other means).
4.    Forfeiture of Units.
(a)        Termination of Employment. Notwithstanding any other provision of this Agreement, Units that have not become vested on or before the termination of the Participant's employment with the Company and its Subsidiaries and Affiliates shall expire at such time, may not become vested or settled after such time and will be forfeited at such time without any payment therefor.
(b)        Non-Compete. Notwithstanding any other provision of this Agreement, if the Participant is a party to a non-compete, non-solicitation or similar agreement with the Company or a Subsidiary or Affiliate, and the Participant breaches or otherwise fails to comply with such agreement, in addition to all rights the Company or its Subsidiary or Affiliate has under such agreement, law or equity, Units that have not become vested and been settled before such breach or failure to comply shall expire at that time, may not become vested or settled after such time and will be forfeited at such time without any payment therefor.
5.    Rights and Restrictions as a Unitholder. The Participant shall have no rights as a stockholder unless and until the issuance of the Shares, including, without limitation, the right to vote and the right to receive dividends. The Participant shall not sell, offer to sell, transfer, pledge, or hypothecate any record or beneficial interest in the Units. The Company may include on any certificates or notations representing Shares issued pursuant to Units such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

6.    Nontransferability. Except as provided herein, this grant and the Units hereunder are nontransferable except by will or the laws of descent and distribution. If the Units are transferred by will or the laws of descent and distribution, the Units must be transferred in their entirety to the same person or persons or entity or entities. No right or interest of the Participant or any transferee in the Units shall be subject, in whole or in part, to attachment, execution, or levy of any kind. Any purported transfer in violation of this section shall be null and void.
7.    Stock Splits and Other Adjustments. During the time that the Units are subject to the vesting restrictions set forth in Section 2 above, in the event of any merger, reorganization, consolidation, capitalization, stock dividend, stock split, or other change in corporate structure affecting Company Shares, such substitution or adjustment shall be made in the number of Units as shall be determined to be appropriate by the Committee, in its sole discretion.
8.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this grant of Units, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to the Company:         BlueLinx Holdings Inc.
                4300 Wildwood Parkway
                Atlanta, Georgia 30339
                Attention: Vice President – Human Resources
If to the Participant:        address on file with the Company
9.    Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Participant for any cost, loss, or expense the Participant may incur in connection with, or arising out of any transaction under, this Agreement.
10.    No Employment Agreement. Nothing in this Agreement or the Plan shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company or any Subsidiary or Affiliate of the Company to employ the Participant on any terms or for any specific period of time or at any particular rate of compensation.
11.    Complete Agreement, Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and the Participant with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties.
12.    Tax Consequences. The Participant acknowledges that (i) there may be tax consequences upon acquisition or disposition of the Shares issued pursuant to the Units and (ii) the Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Units and for satisfying the Participant's tax obligations with respect to the Units (including, but not limited to, any income or excise taxes resulting from the application of Sections 409A or 4999 of the Code), and the Company shall not be liable if the Units are subject to Sections 409A or 4999 of the Code.

13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the distributees, legatees and personal representatives of the Participant and the successors of the Company.
14.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
15.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
16.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.
17.    Section 409A. Notwithstanding any other provision of this Agreement, it is intended that payments hereunder will not be considered nonqualified deferred compensation subject to Section 409A of the Code. Payments hereunder are intended to satisfy the exemption from Section 409A of the Code for “short-term deferrals.” Notwithstanding the preceding, neither the Company nor any Subsidiary or Affiliate of the Company shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.
18.    Other Legal Requirements. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. In addition, this Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities as may be required.
19.    Governing Law. Any issue related to the formation, execution, performance, and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

20.    Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.

BLUELINX CORPORATION

By: __________________________
Name:
Title:

PARTICIPANT:
_____________________________